UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

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FORM 8-K
______________________________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported) April 22, 2026
______________________________________________________
AT&T INC.
(Exact Name of Registrant as Specified in Charter)
______________________________________________________

Delaware	001-08610	43-1301883
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

208 S. Akard St., Dallas, Texas (Address of Principal Executive Offices)		75202 (Zip Code)
Registrant’s telephone number, including area code (210) 821-4105
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered Pursuant to Section 12(b) of the Act

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares (Par Value $1.00 Per Share)	T	New York Stock Exchange
NYSE Texas
Depositary Shares, each representing a 1/1000th interest in a share of 5.000% Perpetual Preferred Stock, Series A	T PRA	New York Stock Exchange
Depositary Shares, each representing a 1/1000th interest in a share of 4.750% Perpetual Preferred Stock, Series C	T PRC	New York Stock Exchange

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
AT&T Inc. 0.250% Global Notes due March 4, 2026	T 26E	New York Stock Exchange
AT&T Inc. 1.800% Global Notes due September 5, 2026	T 26D	New York Stock Exchange
AT&T Inc. 2.900% Global Notes due December 4, 2026	T 26A	New York Stock Exchange
AT&T Inc. Floating Rate Global Notes due September 16, 2027	T 27C	New York Stock Exchange
AT&T Inc. 1.600% Global Notes due May 19, 2028	T 28C	New York Stock Exchange
AT&T Inc. 2.350% Global Notes due September 5, 2029	T 29D	New York Stock Exchange
AT&T Inc. 4.375% Global Notes due September 14, 2029	T 29B	New York Stock Exchange
AT&T Inc. 2.600% Global Notes due December 17, 2029	T 29A	New York Stock Exchange
AT&T Inc. 0.800% Global Notes due March 4, 2030	T 30B	New York Stock Exchange
AT&T Inc. 3.150% Global Notes due June 1, 2030	T 30C	New York Stock Exchange
AT&T Inc. 3.950% Global Notes due April 30, 2031	T 31F	New York Stock Exchange
AT&T Inc. 2.050% Global Notes due May 19, 2032	T 32A	New York Stock Exchange
AT&T Inc. 3.550% Global Notes due December 17, 2032	T 32	New York Stock Exchange
AT&T Inc. 3.600% Global Notes due June 1, 2033	T 33A	New York Stock Exchange
AT&T Inc. 5.200% Global Notes due November 18, 2033	T 33	New York Stock Exchange
AT&T Inc. 3.375% Global Notes due March 15, 2034	T 34	New York Stock Exchange
AT&T Inc. 4.300% Global Notes due November 18, 2034	T 34C	New York Stock Exchange
AT&T Inc. 2.450% Global Notes due March 15, 2035	T 35	New York Stock Exchange
AT&T Inc. 3.150% Global Notes due September 4, 2036	T 36A	New York Stock Exchange
AT&T Inc. 4.050% Global Notes due June 1, 2037	T 37B	New York Stock Exchange
AT&T Inc. 2.600% Global Notes due May 19, 2038	T 38C	New York Stock Exchange
AT&T Inc. 1.800% Global Notes due September 14, 2039	T 39B	New York Stock Exchange
AT&T Inc. 7.000% Global Notes due April 30, 2040	T 40	New York Stock Exchange
AT&T Inc. 4.250% Global Notes due June 1, 2043	T 43	New York Stock Exchange
AT&T Inc. 4.875% Global Notes due June 1, 2044	T 44	New York Stock Exchange
AT&T Inc. 4.000% Global Notes due June 1, 2049	T 49A	New York Stock Exchange
AT&T Inc. 4.250% Global Notes due March 1, 2050	T 50	New York Stock Exchange
AT&T Inc. 3.750% Global Notes due September 1, 2050	T 50A	New York Stock Exchange
AT&T Inc. 5.350% Global Notes due November 1, 2066	TBB	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01 Other Events.

Throughout this document, AT&T Inc. is referred to as “we” or “AT&T.” AT&T is a holding company whose subsidiaries and affiliates operate worldwide in the telecommunications and technology industries.

On February 2, 2026, we closed our transaction with Lumen Technologies, Inc. (Lumen) and acquired substantially all of Lumen’s mass markets fiber business. The acquisition included customer relationships, which we include with our advanced home internet services and fiber network assets that were placed in a wholly owned subsidiary, Forged Fiber 37 Services, LLC (Forged Fiber). We plan to sell a controlling interest in Forged Fiber to an equity partner that will co-invest in the ongoing business. As such, Forged Fiber met the criteria of held-for-sale and accordingly is reflected as discontinued operations in the accompanying financial statements and are not included in our discussion of continuing operations.
Overview
We announced on April 22, 2026, that first-quarter 2026 income from continuing operations totaled $4.2 billion, or $0.54 per diluted share. First-quarter 2026 income per diluted share included amounts totaling $256 million (pre-tax), or $(0.03) per share, resulting from the following significant items (per share): $(0.01) for the amortization of merger-related intangible assets and $(0.02) of benefit-related, transaction, legal and other items. These results compare with income from continuing operations of $4.7 billion, or $0.61 per diluted share, in the first quarter of 2025, which included the following significant items (per share): $0.15 of equity in net income of DIRECTV, offset by $(0.05) of restructuring and impairment charges.

Operating revenues in the first quarter of 2026 were $31.5 billion, up 2.9 percent from the first quarter of 2025, reflecting higher Advanced Connectivity wireless and fiber revenues, including revenues from customers of our acquired mass markets fiber business. Operating revenues in Mexico were also higher due to favorable foreign exchange impacts during the first quarter of 2026. Offsetting the increases were lower Legacy revenues as we continue to work towards the decommissioning of our copper-based legacy network.

Operating expenses in the first quarter of 2026 were $24.8 billion, down 0.1 percent, driven by lower depreciation expense from fully depreciated legacy assets, partially offset by ongoing capital spending for strategic initiatives. Also contributing to lower expenses were higher restructuring charges in the prior year, cost reductions from transformation initiatives and lower content licensing fees. Offsetting the decrease were impacts from higher wireless sales volumes, which drove higher equipment, selling and bad debt expenses, higher network costs that included vendor credits in the prior year, and incremental customer costs related to our acquired mass markets fiber business.

Operating income in the first quarter was $6.7 billion compared to $5.8 billion in the comparable 2025 period, and AT&T’s first-quarter operating income margin was 21.1 percent, compared to 18.8 percent in the comparable 2025 period.

Cash from operating activities from continuing operations in the first quarter of 2026 was $7.6 billion, down $1.5 billion when compared to 2025, with prior-year operating cash flows including $1.4 billion of distributions from DIRECTV. Capital expenditures in the first quarter of 2026 were $4.9 billion, and when including $0.2 billion cash paid for vendor financing, capital investment was $5.1 billion, compared to prior-year first quarter capital investment of $4.5 billion (capital expenditures of $4.3 billion and vendor financing of $0.2 billion).

Segment Summary
We analyze our segments based on segment operating income, which excludes acquisition-related costs and other significant items. Effective with our first-quarter 2026 reporting, we realigned our internal management and reporting structure to reflect the evolution of our business model to focus on delivering converged advanced connectivity services across 5G and fiber to consumer and business customers. This new segment reporting structure also provides better visibility into the progress of exiting our copper-based Legacy operations. Our reportable segments are: Advanced Connectivity, Legacy and Latin America.

Advanced Connectivity
Our Advanced Connectivity segment provides domestic 5G and fiber-based wireless, internet and other advanced connectivity services to consumer and business customers. We also provide supplemental schedules on our advanced consumer and business customer relationships as the product lifecycles in these customer categories influence the growth trajectories of Advanced Connectivity segment results. Costs that are shared and that may continue after the decommissioning of our legacy network are reported in our Advanced Connectivity segment along with direct costs incurred in support of products and services. Depreciation of our shared network, including copper-based assets prior to decommissioning, is managed in our Advanced Connectivity segment, consistent with our composite group depreciation methodology.

Revenues were $28.5 billion, up 4.7 percent when compared to the first quarter of 2025, reflecting service revenue growth of 3.6 percent and equipment revenue increases of 9.3 percent. Wireless service revenue increased 1.7 percent due to growth in retail wireless subscribers in underpenetrated categories and converged accounts, partially offset by promotional activity. Advanced home internet revenue increased 27.3 percent reflecting increased fiber and AT&T Internet Air (AIA) revenues. Fiber revenues increased 21.2 percent due to growth in fiber customers, including revenues from customers of our acquired mass markets fiber business. AIA revenue increases exceeded 100 percent as we continue make these services available in additional markets. Business fiber and advanced connectivity revenues increased 7.2 percent driven by higher fiber and fixed wireless revenues from business relationships. Business transitional and other revenues decreased 16.3 percent driven by lower demand for Virtual Private Network (VPN) and wholesale services, and Other service revenues decreased 2.5 percent reflecting the continued decline in the number of VoIP customers. Equipment revenue increased 9.3 percent primarily due to higher wireless device sales volumes.

Operating expenses were $21.6 billion, up 1.9 percent, primarily due to higher wireless sales volumes, which drove higher equipment, selling and bad debt expenses. The increase was also due to higher network costs that included vendor credits in the prior year, and incremental customer costs related to our acquired mass markets fiber business. These increases were partially offset by cost reductions from transformation initiatives and lower content licensing fees. Depreciation expense was also lower due to fully depreciated legacy assets, partially offset by ongoing capital spending for strategic initiatives. Advanced Connectivity operating income margin was 24.1 percent, compared to 22.0 percent in the year-earlier quarter.

During the first quarter of 2026, we reported a net gain of 158,000 retail wireless subscribers, with 294,000 from postpaid phone. At March 31, 2026, retail wireless subscribers totaled 109.3 million compared to 108.4 million at March 31, 2025.

Postpaid phone churn was 0.89 percent compared to 0.83 percent in the prior-year comparable period. The effective management of subscriber churn is critical to our ability to maximize revenue growth and to maintain and improve margins. Phone churn was higher in the first quarter of 2026, driven by the competitive dynamics of the industry.

During the first quarter of 2026, we reported a net gain of 584,000 total internet connections, with 292,000 fiber net adds and 292,000 fixed wireless net adds. At March 31, 2026, total internet connections totaled 14.8 million compared to 11.4 million at March 31, 2025.

Legacy
The Legacy segment provides domestic legacy voice and data services to consumer and business customers over our copper-based network. Legacy segment results include revenues derived from copper-based services and direct operating costs.

Revenues were $1.8 billion, down 25.3 percent when compared to the first quarter of 2025, primarily due to lower demand for legacy services, which we expect to continue as we decommission our legacy network. Operating expenses represent direct operating costs and were $1.2 billion, down 14.3 percent. Expense declines were primarily driven by lower personnel and other costs resulting from the decommissioning of our legacy network and lower fulfillment cost amortization, which we expect to continue. These decreases were partially offset by vendor credits in the prior year. Legacy operating income margin was 34.6 percent, compared to 43.0 percent in the year-earlier quarter.

Latin America
Our Latin America segment consists of our Mexico business unit and is subject to foreign currency fluctuations.

Revenues were $1.2 billion, up 20.8 percent when compared to the first quarter of 2025, primarily due to favorable impacts of foreign exchange rates, growth in subscribers and higher equipment sales. Operating expenses were $1.2 billion, up 24.2 percent, driven by unfavorable exchange rates, increased sales volumes that resulted in higher equipment costs and bad debt expenses, and higher depreciation expense. Mexico’s operating income margin was 1.7 percent, compared to 4.4 percent in the year-earlier quarter.

During the first quarter of 2026, we reported a net gain of 337,000 postpaid subscribers and a loss of 895,000 prepaid subscribers, driven by Mexico’s new mobile line identification law. At March 31, 2026, Mexico wireless subscribers totaled 24.1 million compared to 23.6 million at March 31, 2025.

Stock Repurchase Program
In December 2024, the Board of Directors authorized the repurchase of up to $10,000 of AT&T common stock (the 2024 Authorization). We began buying stock under this program in the second quarter of 2025. For the quarter ended March 31, 2026, we repurchased $2.3 billion of common stock under the 2024 Authorization. On January 27, 2026, the Board of Directors approved an authorization to repurchase an additional $10,000 of common stock (the 2026 Authorization). The amount remaining under authorization at March 31, 2026 was $13.5 billion.

CAUTIONARY LANGUAGE CONCERNING FORWARD-LOOKING STATEMENTS

Information set forth in this filing contains financial estimates and other forward-looking statements that are subject to risks and uncertainties. A discussion of factors that may affect future results is contained in AT&T’s filings with the Securities and Exchange Commission. AT&T disclaims any obligation to update or revise statements contained in this filing based on new information or otherwise.

Item 9.01 Financial Statements and Exhibits.
The following exhibits are filed as part of this report:

(d)	Exhibits

	99.1	AT&T Inc. selected financial statements and operating data.

	104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AT&T INC.

Date: April 22, 2026	By: /s/ Sabrina Sanders . Sabrina Sanders Senior Vice President - Chief Accounting Officer and Controller
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